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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

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

                                                                                                     Settlement Date        11/30/01
                                                                                                     Determination Date     12/12/01
                                                                                                     Distribution Date      12/17/01

I.      All Payments on the Contracts                                                                                 2,024,103.07
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              44,583.02
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        50,049.31
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              16,165.82
VIII.   Transfers to the Pay-Ahead Account                                                                               (7,366.45)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             -69.29

Total available amount in Collection Account                                                                         $2,127,465.48
                                                                                                                   ================


DISTRIBUTION AMOUNTS                                                            Cost per $1000
--------------------------------------------                                    --------------
1.    (a)  Class A-1 Note Interest Distribution                                                           0.00
      (b)  Class A-1 Note Principal Distribution                                                          0.00
           Aggregate Class A-1 Note Distribution                                  0.00000000                                  0.00

2.    (a)  Class A-2 Note Interest Distribution                                                           0.00
      (b)  Class A-2 Note Principal Distribution                                                          0.00
           Aggregate Class A-2 Note Distribution                                  0.00000000                                  0.00

3.    (a)  Class A-3 Note Interest Distribution                                                           0.00
      (b)  Class A-3 Note Principal Distribution                                                          0.00
           Aggregate Class A-3 Note Distribution                                  0.00000000                                  0.00

4.    (a)  Class A-4 Note Interest Distribution                                                           0.00
      (b)  Class A-4 Note Principal Distribution                                                          0.00
           Aggregate Class A-4 Note Distribution                                  0.00000000                                  0.00

5.    (a)  Class A-5 Note Interest Distribution                                                      58,276.66
      (b)  Class A-5 Note Principal Distribution                                                  1,677,898.14
           Aggregate Class A-5 Note Distribution                                 59.25511263                          1,736,174.80

6.    (a)  Class A-6 Note Interest Distribution                                                     128,375.00
      (b)  Class A-6 Note Principal Distribution                                                          0.00
           Aggregate Class A-6 Note Distribution                                  5.41666667                            128,375.00

7.    (a)  Class B Note Interest Distribution                                                        59,285.00
      (b)  Class B Note Principal Distribution                                                            0.00
           Aggregate Class B Note Distribution                                    5.56666667                             59,285.00

8.    (a)  Class C Note Interest Distribution                                                        98,822.83
      (b)  Class C Note Principal Distribution                                                            0.00
           Aggregate Class C Note Distribution                                    5.70833312                             98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                            26,064.53
       (b)  Reimbursement of prior Monthly Advances                                                  53,858.98
               Total Servicer Payment                                                                                    79,923.51

10.  Deposits to the Reserve Account                                                                                     24,884.34

Total Distribution Amount from Collection Account                                                                    $2,127,465.48
                                                                                                                  ================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                12,591.48
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                     12,292.86
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                            5,161.72
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                 5,039.30
                        Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                      35,085.36
                                                                                                                   ===============

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers (Chase USA)                          35.06074
      (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)               34.22926
                        Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                          69.29
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                                  Page 1 of 3
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

INTEREST
1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                        0.00
        (b) Class A-2 Notes    @                  0.06028                                                 0.00
        (c) Class A-3 Notes    @            6.140%                                                        0.00
        (d) Class A-4 Notes    @            6.250%                                                           0
        (e) Class A-5 Notes    @            6.420%                                                   58,276.66
        (f) Class A-6 Notes    @            6.500%                                                      128375
                     Aggregate Interest on Class A Notes                                                                186,651.66

        (g) Class B Notes @                        0.0668                                                                59,285.00

        (h) Class C Notes @                 0.0685                                                                       98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                               0.00
        (b) Class A-2 Notes                                                                               0.00
        (c) Class A-3 Notes                                                                               0.00
        (d) Class A-4 Notes                                                                               0.00
        (e) Class A-5 Notes                                                                               0.00
        (f) Class A-6 Notes                                                                                  0

        (g) Class B Notes                                                                                 0.00
                                                                                 -----------------
        (h) Class C Notes                                                                                 0.00


3.   Total Distribution of Interest                                               Cost per $1000
        (a) Class A-1 Notes                                                         0.00000000            0.00
        (b) Class A-2 Notes                                                         0.00000000            0.00
        (c) Class A-3 Notes                                                         0.00000000            0.00
        (d) Class A-4 Notes                                                         0.00000000               0
        (e) Class A-5 Notes                                                         1.98896451       58,276.66
        (f) Class A-6 Notes                                                         5.41666667          128375
                     Total Aggregate Interest on Class A Notes                                                          186,651.66

        (g) Class B Notes                                                          5.566666667                           59,285.00

--------------------------------------------
        (h) Class C Notes                                                                 5.71                           98,822.83
                                                                                 ---------------
PRINCIPAL

                                                                                 No. of Contracts
1.   Amount of Stated Principal Collected                                                           803,000.72
2.   Amount of Principal Prepayment Collected                                          57.00        747,238.96
3.   Amount of Liquidated Contract                                                         7        127,658.46
4.   Amount of Repurchased Contract                                                        0              0.00

       Total Formula Principal Distribution Amount                                                                    1,677,898.14

5.   Principal Balance before giving effect to Principal Distribution                               Pool Factor
        (a) Class A-1 Notes                                                                          0.0000000                0.00
        (b) Class A-2 Notes                                                                          0.0000000                0.00
        (c) Class A-3 Notes                                                                          0.0000000                0.00
        (d) Class A-4 Notes                                                                          0.0000000                0.00
        (e) Class A-5 Notes                                                                          0.3717691       10,892,834.25
        (f) Class A-6 Notes                                                                          1.0000000       23,700,000.00

        (g) Class B Notes                                                                            1.0000000       10,650,000.00

        (h) Class C Notes                                                                            1.0000000       17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                                                 ----------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                                       Cost per $1000
        (a) Class A-1 Notes                                                         0.00000000                                0.00
        (b) Class A-2 Notes                                                         0.00000000                                0.00
        (c) Class A-3 Notes                                                         0.00000000                                0.00
        (d) Class A-4 Notes                                                         0.00000000                                0.00
        (e) Class A-5 Notes                                                        57.26614812                        1,677,898.14
        (f) Class A-6 Notes                                                         0.00000000                                   0

        (g) Class B Notes                                                           0.00000000                                0.00

        (h) Class C Notes                                                           0.00000000                                0.00


8.   Principal Balance after giving effect to Principal Distribution                               Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                 0.00
        (b) Class A-2 Notes                                                                         0.0000000                 0.00
        (c) Class A-3 Notes                                                                         0.0000000                 0.00
        (d) Class A-4 Notes                                                                         0.0000000                 0.00
        (e) Class A-5 Notes                                                                         0.3145029         9,214,936.11
        (f) Class A-6 Notes                                                                         1.0000000        23,700,000.00

        (g) Class B Notes                                                                           1.0000000        10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                           1.0000000        17,312,029.25

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

POOL  DATA
                                                                                             Aggregate
                                                                                 No. of Contracts  Principal Balance
1.   Pool Stated Principal Balance as of                  37225                       2,244         60,876,965.36

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                            38           1,011,131.44      0.016609426
              (b) 60-89 Days                                                            11              419577.44       0.00689222
              (c) 90-119 Days                                                           10             150,930.36      0.002479269
              (d) 120 Days +                                                            0                    0.00                0

3.   Contracts Repossessed during the Due Period                                        1               18,126.84

4.   Current Repossession Inventory                                                     2               98,441.25

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                       7              127,658.46
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                      44,583.02
       Total Aggregate Net Losses for the preceding Collection Period                                                    83,075.44

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      402,059.61

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                    517                         4,663,301.65

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            9.108%

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              111.765



TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                            1.231%
    (b)  Delinquency Percentage Trigger in effect?                                    NO

2.  (a)  Average Net Loss Ratio                                        0.066%
    (b)  Net Loss Ratio Trigger in effect?                                            NO
    (c)  Net Loss Ratio (using ending Pool Balance)                    0.144%

3.  (a)  Servicer Replacement Percentage                               0.088%
--------------------------------------------
    (b)  Servicer Replacement Trigger in effect?                                      NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                              26,064.53

2.   Servicer Advances                                                                                                   50,049.31

3.    (a)  Opening Balance of the Reserve Account                                                                     5,325,240.59
      (b)  Deposits to the Reserve Account                                                           24,884.34
      (c)  Investment Earnings in the Reserve Account                                                10,201.02
      (d)  Distribution from the Reserve Account                                                    (35,085.36)
      (e)  Ending Balance of the Reserve Account                                                                      5,325,240.59

4.   Specified Reserve Account Balance                                                                                5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                      41,685.00
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                              7,366.45
      (c)  Investment Earnings in the Pay-Ahead Account                                                  69.29
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                           (16,165.82)
      (e)  Ending Balance in the Pay-Ahead Account                                                                       32,954.92

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